NOTEHOLDER'S INSTRUCTIONS TO BROKER OR BANK
                              with respect to the
                                 TENDER OFFER
                                      by
                          ORCKIT COMMUNICATIONS LTD.
                                 Regarding the
            5.75% Convertible Subordinated Notes due April 1, 2005
            CUSIP #685725AA1 and 685725AB9
            listed in the Offer to Purchase dated December 2, 2002

 THE TENDER OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 31,
            2002, UNLESS OTHERWISE EARLIER TERMINATED OR EXTENDED.

To:      My Account Executive:

         I acknowledge receipt of the Offer to Purchase (the "Offer") dated December 2, 2002 of Orckit Communications Ltd. (the "Purchaser"). This Noteholder's Instructions instructs you to offer to sell to the Purchaser the aggregate principal amount of my Notes of each CUSIP number specified by me below that are held by your firm for my account. I understand that my offers must be made in accordance with, and are subject to the terms of, the Offer. If I checked the "Maximum Price Tender" circle, I agree to receive a price determined by the auction, which will be the highest price paid for such notes in the auction, and no lower than a certain minimum guaranteed price as set forth in the Offer. If I am offering notes on a competitive basis, I have specified my offer price below and I acknowledge that my offer price may not be accepted.

The Terms of My Offer:

-------------------------------------------------------------------------------------------------------------------
                              5.75% Convertible Subordinated Notes due April 1, 2005
-------------------------------------------------------------------------------------------------------------------
------------------------- --------------------- -------------------------------------------------------------------
        CUSIP #           Principal Amount of   Tender type
                             Notes Offered      (check one circle)
------------------------- --------------------- -------------------------------------------------------------------
------------------------- --------------------- ------------------------------ ------------------------------------
                                                [ ] Maximum Price           No need to specify price
                          $
                                                [ ] Competitive at:
                                                (check one circle)
                                                                [ ] $500    [ ] $510  [ ] $520  [ ]  $530
                                                                [ ] $540    [ ] $550  [ ] $560  [ ]  $570
                                                                [ ] $580    [ ] $590  [ ] $600  [ ]  $610
                                                                [ ] $620    [ ] $630  [ ] $640  [ ]  $650
                                                                [ ] Other: ____________
                                                                If other, provide price per $1,000 principal
                                                                amount (e.g.. $605)


------------------------- --------------------- -------------------------------------------------------------------

My Name, Signature, Address and Daytime Telephone Number:

   ---------------------------------------------------------- -------------------------------------------------------------------
                                                                                       (Put Label Here)
   Signature(s)                                               Print Noteholder's Name(s):
   X
                                                              -------------------------------------------------------------------
   X
                                                              -------------------------------------------------------------------
                                                              Street Address:

                                                              ------------------- -----------------------------------------------
                                                                                  City             State          Postal Code
   Dated:                                      , 2002
                       (the date signed)                      --------------------------
                                                                       Country

                                                              (             )

                                                              -------------------------------------------------------------------
                                                              -------------------------------------------------------------------
                                                              Area Code and Daytime Telephone Number

   ---------------------------------------------------------- -------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
 THIS COMPLETED AND SIGNED NOTEHOLDER'S INSTRUCTIONS MUST BE IMMEDIATELY DELIVERED BY YOU TO YOUR ACCOUNT EXECUTIVE.
----------------------------------------------------------------------------------------------------------------------------------